Exhibit 99.1

Mueller Water Products Reports Fiscal 2012 Third Quarter Results

Net Sales Increased 6.3 Percent Over Prior Year

$0.05 Adjusted Net Income Per Diluted Share

ATLANTA--(BUSINESS WIRE)--July 31, 2012--Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $275.9 million and net income of $9.8 million for the fiscal 2012 third quarter ended June 30, 2012. Summarized consolidated results from continuing operations for the 2012 third quarter compared to the 2011 third quarter results were:

  Net sales for the 2012 third quarter increased 6.3 percent to $275.9 million from $259.6 million for the 2011 third quarter.
  Operating income for the 2012 third quarter increased to $25.7 million from $24.7 million for the 2011 third quarter. Adjusted operating income for the 2012 third quarter increased 5.6 percent to $26.4 million from $25.0 million for the 2011 third quarter.
  Net income per diluted share was $0.06 for the 2012 third quarter compared to ($0.02) for the 2011 third quarter.
  Adjusted EBITDA for the 2012 third quarter increased to $41.4 million from $40.7 million for the 2011 third quarter.
  Free cash flow for the 2012 third quarter year-to-date increased to $5.0 million from ($16.1) million for the 2011 third quarter year-to-date.
  The Company reduced its total debt outstanding by $69.7 million to $622.8 million during the 2012 third quarter.

“Third quarter results yielded increases in net sales, adjusted operating income and adjusted EBITDA on a year-over-year basis,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “The data on the residential construction market is trending positive, and we believe we benefitted from the improvement in this market during the third quarter.

“Net sales in Mueller Co.’s base business increased 6.9 percent in the third quarter and adjusted operating income grew 14.0 percent, driven by increased domestic shipments of valves and hydrants. We also had a number of important wins at both Mueller Systems and Echologics. Mueller Systems announced a significant agreement with American Water, the largest publicly traded U.S. water and wastewater utility company, for water meters and automated meter reading systems; and also a notable agreement with Bentonville, Arkansas for water meters and our advanced metering infrastructure system. Echologics also recently extended its contract with the City of New Orleans to continue supplying leak detection and pipe condition assessment services. We are encouraged to see the traction these newer technology businesses are gaining in the marketplace, which is evidence of their ability to grow going forward.

“Anvil again delivered solid results in the third quarter but began to see softening in certain markets. Net sales remained flat; however, adjusted operating income increased year-over-year.

“We continue to believe that we are well positioned for future profitable growth particularly with improving end-market dynamics as we are able to increase capacity utilization.”

Third Quarter Consolidated Results

Net sales for the 2012 third quarter of $275.9 million increased $16.3 million, or 6.3 percent, from the 2011 third quarter net sales of $259.6 million due to higher shipment volumes and higher prices.

Adjusted operating income for the 2012 third quarter of $26.4 million increased from $25.0 million for the 2011 third quarter, driven primarily by higher sales volumes and prices mentioned above, partially offset by planned investments in the growth of Mueller Systems and Echologics.

Third Quarter Segment Results

Mueller Co.

Net sales for the 2012 third quarter of $182.6 million increased 10.1 percent from the 2011 third quarter of $165.8 million. This increase was due to higher shipment volumes across Mueller Co.’s base business, Mueller Systems and Echologics and higher prices primarily in our base business, partially offset by unfavorable Canadian currency exchange rates. The increase in net sales in Mueller Co.’s base business, which excludes Mueller Systems and Echologics, was primarily due to higher domestic shipments of valve, hydrant and brass products as well as higher pricing.

Adjusted operating income for the 2012 third quarter was $24.6 million compared to adjusted operating income for the 2011 third quarter of $22.8 million. The adjusted operating income of Mueller Co.’s base business improved 14.0 percent from the 2011 third quarter, and adjusted operating margin was 17.2 percent.

Anvil

Net sales for the 2012 third quarter were $93.3 million compared to net sales for the 2011 third quarter of $93.8 million. Lower shipment volumes were mostly offset by higher prices.

Adjusted operating income for the 2012 third quarter of $9.9 million improved slightly from adjusted operating income for the 2011 third quarter of $9.6 million. Adjusted operating margin for the 2012 third quarter was 10.6 percent compared to adjusted operating margin of 10.2 percent for the 2011 third quarter.

Interest Expense, Net

Interest expense, excluding terminated swap contracts, decreased $1.1 million in the third quarter year-over-year due primarily to lower levels of total debt outstanding. Interest expense, net for the 2012 third quarter was $14.9 million, which included $1.3 million of non-cash costs for terminated interest rate swap contracts, compared to $16.8 million for the 2011 third quarter, which included $2.1 million for such contracts. Although these contracts were terminated prior to 2011, the related costs are being amortized over the original term of the swap contracts.

Income Taxes

During the 2012 third quarter, income tax expense was $3.4 million on income before taxes of $9.3 million, or an effective income tax rate of 36.6 percent. The effective income tax rate for the 2011 third quarter was 12.7 percent, reflecting an adjustment to estimated tax rates for state and non-U.S. income taxes on pre-tax earnings of $7.9 million. Net operating loss carryforwards remain available to offset future taxable earnings.

Discontinued Operations

Discontinued operations for the 2012 third quarter were primarily related to a refinement of the income tax valuation allowance recorded in the 2012 second quarter.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow and net debt as non-GAAP measures. Adjusted operating income (loss) represents operating income (loss) excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income (loss) excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share exclude discontinued operations, restructuring, certain costs from settled interest rate swap contracts, transactions for the early extinguishment of debt and income tax effects of these excluded items. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures from continuing operations. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt is commonly used by the investment community as a measure of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, August 1, 2012 at 9:00 a.m. ET. Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites other interested parties to listen to the presentation, which will be carried live on its website at www.muellerwaterproducts.com. The archived webcast and the corresponding slide presentation will be available for at least 90 days in the Investor Relations section of the Company’s website.

Those interested in accessing the call on the webcast should log on to the website several minutes before the start of the call. After selecting the presentation icon, interested parties should follow the instructions to ensure their systems are set up to hear the event and view the accompanying slides.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding trending of end markets. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  the spending level for water and wastewater infrastructure;
  the level of manufacturing and construction activity;
  our ability to service our debt obligations; and
  the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water. Our broad product portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure™. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	September 30,
	2012	2011
	(in millions)
Assets:
Cash and cash equivalents	$53.7	$61.0
Receivables, net	156.5	147.4
Inventories	196.9	175.9
Deferred income taxes	21.5	28.7
Other current assets	49.2	43.8
Current assets held for sale	-	142.0
Total current assets	477.8	598.8

Property, plant and equipment, net	140.5	145.7
Identifiable intangible assets	580.4	602.4
Other noncurrent assets	33.1	30.4
Noncurrent assets held for sale	-	107.7

Total assets	$1,231.8	$1,485.0

Liabilities and stockholders' equity:
Current portion of long-term debt	$1.3	$0.9
Accounts payable	74.9	59.1
Other current liabilities	72.6	77.9
Current liabilities held for sale	-	56.9
Total current liabilities	148.8	194.8

Long-term debt	621.5	677.4
Deferred income taxes	135.6	154.2
Other noncurrent liabilities	60.0	79.6
Total liabilities	965.9	1,106.0

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized;
156,800,818 shares and 155,793,612 shares outstanding at
June 30, 2012 and September 30, 2011, respectively	1.6	1.6
Additional paid-in capital	1,588.9	1,593.2
Accumulated deficit	(1,273.5)	(1,161.6)
Accumulated other comprehensive loss	(51.1)	(54.2)
Total stockholders' equity	265.9	379.0

Total liabilities and stockholders' equity	$1,231.8	$1,485.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in millions, except per share amounts)

Net sales	$275.9	$259.6	$742.8	$708.3
Cost of sales	196.3	186.5	548.3	525.1

Gross profit	79.6	73.1	194.5	183.2

Operating expenses:
Selling, general and administrative	53.2	48.1	150.3	140.3
Restructuring	0.7	0.3	2.0	2.4
Total operating expenses	53.9	48.4	152.3	142.7

Operating income	25.7	24.7	42.2	40.5

Interest expense, net	14.9	16.8	46.1	49.0
Loss on early extinguishment of debt	1.5	-	1.5	-

Income (loss) before income taxes	9.3	7.9	(5.4)	(8.5)
Income tax expense (benefit) (a)	3.4	1.0	4.1	(4.3)

Income (loss) from continuing operations	5.9	6.9	(9.5)	(4.2)
Income (loss) from discontinued operations, net of tax (b)	3.9	(9.6)	(102.4)	(24.3)
Net income (loss)	$9.8	$(2.7)	$(111.9)	$(28.5)

Net income (loss) per basic share:
Continuing operations	$0.04	$0.04	$(0.06)	$(0.03)
Discontinued operations	0.02	(0.06)	(0.66)	(0.15)
Net income (loss) per basic share	$0.06	$(0.02)	$(0.72)	$(0.18)

Net income (loss) per diluted share:
Continuing operations	$0.04	$0.04	$(0.06)	$(0.03)
Discontinued operations	0.02	(0.06)	(0.66)	(0.15)
Net income (loss) per diluted share	$0.06	$(0.02)	$(0.72)	$(0.18)

Weighted average shares outstanding:
Basic	156.7	155.5	156.4	155.2
Diluted	158.0	156.6	156.4	155.2

Dividends declared per share	$0.0175	$0.0175	$0.0525	$0.0525

(a)	Due to the loss incurred on the disposition of our U.S. Pipe business, income tax expense for the nine months ended June 30, 2012 included a $5.9 million valuation allowance charge related to deferred tax asset balances at September 30, 2011 that has been allocated to continuing operations.

(b)	On April 1, 2012, we sold our U.S. Pipe business. U.S. Pipe's results of operations have been reclassified as discontinued operations for all periods presented.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
NINE MONTHS ENDED JUNE 30, 2012
(UNAUDITED)

				Accumulated
		Additional		other
	Common	paid-in	Accumulated	comprehensive
	stock	capital	deficit	loss	Total
	(in millions)

Balance at September 30, 2011	$1.6	$1,593.2	$(1,161.6)	$(54.2)	$379.0

Net loss	-	-	(111.9)	-	(111.9)
Dividends declared	-	(8.2)	-	-	(8.2)
Stock-based compensation	-	3.6	-	-	3.6
Stock issued under stock compensation plans	-	0.3	-	-	0.3
Derivative instruments	-	-	-	2.6	2.6
Foreign currency translation	-	-	-	0.4	0.4
Minimum pension liability	-	-	-	0.1	0.1

Balance at June 30, 2012	$1.6	$1,588.9	$(1,273.5)	$(51.1)	$265.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended
	June 30,
	2012	2011
	(in millions)
Operating activities:
Net loss	$(111.9)	$(28.5)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Loss from discontinued operations	102.4	24.3
Loss from continuing operations	(9.5)	(4.2)

Depreciation	23.2	25.3
Amortization	22.0	21.9
Loss on early extinguishment of debt	1.5	-
Stock-based compensation	3.8	4.9
Deferred income taxes	12.9	(14.5)
Amortization of deferred financing fees	1.8	1.7
Retirement plans	4.1	6.2
Interest rate swap contracts	4.3	6.0
Other, net	0.3	(0.2)
Changes in assets and liabilities:
Receivables	(9.2)	(18.0)
Inventories	(21.0)	7.2
Other current assets and other noncurrent assets	(0.7)	(2.0)
Accounts payable and other liabilities	(9.0)	(34.5)

Net cash provided by (used in) operating activities
from continuing operations	24.5	(0.2)

Investing activities:
Capital expenditures	(19.5)	(15.9)
Acquisitions	0.5	(7.9)
Proceeds from sales of assets	0.4	1.1

Net cash used in investing activities
from continuing operations	(18.6)	(22.7)

Financing activities:
Debt payments	(57.2)	-
Debt borrowings	0.4	0.5
Common stock issued	0.3	-
Payment of deferred financing fees	-	(0.4)
Dividends paid	(8.2)	(8.1)
Other	0.3	0.6

Net cash used in financing activities
from continuing operations	(64.4)	(7.4)

Net cash flows from discontinued operations:
Operating activities	(36.6)	(3.0)
Investing activities	87.4	(6.1)

Net cash provided by (used in) discontinued operations	50.8	(9.1)

Effect of currency exchange rate changes on cash	0.4	1.1

Cash and cash equivalents at beginning of period	61.0	84.0

Cash and cash equivalents at end of period	$53.7	$45.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(in millions, except per share amounts)

	Three months ended June 30, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$182.6	$93.3	$-	$275.9

Gross profit	$51.6	$28.0	$-	$79.6
Selling, general and administrative expenses	27.0	18.1	8.1	53.2
Restructuring expenses	0.7	-	-	0.7
Operating income (loss)	$23.9	$9.9	$(8.1)	25.7
Interest expense, net				14.9
Loss on early extinguishment of debt				1.5
Income tax expense				3.4
Income from continuing operations				5.9
Income from discontinued operations, net of tax				3.9
Net income				$9.8

Net income per diluted share:
Continuing operations				$0.04
Discontinued operations				0.02
Net income per diluted share				$0.06

Capital expenditures	$4.8	$2.6	$-	$7.4

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$23.9	$9.9	$(8.1)	$25.7
Restructuring	0.7	-	-	0.7
Adjusted operating income (loss)	24.6	9.9	(8.1)	26.4
Depreciation and amortization	11.3	3.6	0.1	15.0
Adjusted EBITDA	$35.9	$13.5	$(8.0)	$41.4

Adjusted operating margin	13.5%	10.6%	-	9.6%
Adjusted EBITDA margin	19.7%	14.5%	-	15.0%

Adjusted net income:
Net income				$9.8
Discontinued operations, net of tax				(3.9)
Interest rate swap settlement costs, net of tax				0.8
Loss on early extinguishment of debt, net of tax				0.9
Restructuring, net of tax				0.4
Adjusted net income				$8.0
Adjusted net income per diluted share				$0.05

Free cash flow:
Net cash provided by operating activities				$4.0
Less capital expenditures				(7.4)
Free cash flow				$(3.4)

Net debt (end of period):
Current portion of long-term debt				$1.3
Long-term debt				621.5
Total debt				622.8
Less cash and cash equivalents				(53.7)
Net debt				$569.1

Adjusted EBITDA (excluding U.S. Pipe):
Current quarter				$41.4
Three prior quarters				77.3
Adjusted EBITDA				$118.7

Net debt leverage (net debt divided by adjusted EBITDA)				4.8

	Three months ended June 30, 2011
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$165.8	$93.8	$-	$259.6

Gross profit	$46.7	$26.6	$(0.2)	$73.1
Selling, general and administrative expenses	23.9	17.0	7.2	48.1
Restructuring expenses	0.2	0.1	-	0.3
Operating income (loss)	$22.6	$9.5	$(7.4)	24.7
Interest expense, net				16.8

Income tax expense				1.0
Income from continuing operations				6.9
Loss from discontinued operations, net of tax				(9.6)
Net loss				$(2.7)

Net loss per diluted share:
Continuing operations				$0.04
Discontinued operations				(0.06)
Net loss per diluted share				$(0.02)

Capital expenditures	$4.1	$1.8	$-	$5.9

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$22.6	$9.5	$(7.4)	$24.7
Restructuring	0.2	0.1	-	0.3
Adjusted operating income (loss)	22.8	9.6	(7.4)	25.0
Depreciation and amortization	11.8	3.7	0.2	15.7
Adjusted EBITDA	$34.6	$13.3	$(7.2)	$40.7

Adjusted operating margin	13.8%	10.2%	0.0%	9.6%
Adjusted EBITDA margin	20.9%	14.2%	0.0%	15.7%

Adjusted net income:
Net loss				$(2.7)
Discontinued operations, net of tax				9.6
Interest rate swap settlement costs, net of tax				1.3
Restructuring, net of tax				0.2
Adjusted net income				$8.4
Adjusted net income per diluted share				$0.05

Free cash flow:
Net cash provided by operating activities				$13.2
Less capital expenditures				(5.9)
Free cash flow				$7.3

Net debt (end of period):
Current portion of long-term debt				$0.9
Long-term debt				692.1
Total debt				693.0
Less cash and cash equivalents				(45.7)
Net debt				$647.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(in millions, except per share amounts)

	Nine months ended June 30, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$465.2	$277.6	$-	$742.8

Gross profit	$113.7	$80.8	$-	$194.5
Selling, general and administrative expenses	75.0	53.1	22.2	150.3
Restructuring expenses	1.9	0.2	(0.1)	2.0
Operating income (loss)	$36.8	$27.5	$(22.1)	42.2
Interest expense, net				46.1
Loss on early extinguishment of debt				1.5
Income tax expense				4.1
Loss from continuing operations				(9.5)
Loss from discontinued operations, net of tax				(102.4)
Net loss				$(111.9)

Total net loss per diluted share:
Continuing operations				$(0.06)
Discontinued operations				(0.66)
Total net loss per diluted share				$(0.72)

Capital expenditures	$12.0	$7.5	$-	$19.5

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$36.8	$27.5	$(22.1)	$42.2
Restructuring	1.9	0.2	(0.1)	2.0
Adjusted operating income (loss)	38.7	27.7	(22.2)	44.2
Depreciation and amortization	34.1	10.7	0.4	45.2
Adjusted EBITDA	$72.8	$38.4	$(21.8)	$89.4

Adjusted operating margin	8.3%	10.0%	-	6.0%
Adjusted EBITDA margin	15.6%	13.8%	-	12.0%

Adjusted net income:
Net loss				$(111.9)
Discontinued operations, net of tax				102.4
Interest rate swap settlement costs, net of tax				2.6
Loss on early extinguishment of debt, net of tax				0.9
Restructuring, net of tax				1.2
Valuation allowance against beginning of the year
deferred tax assets				5.9
Adjusted net income				$1.1
Adjusted net income per diluted share				$0.01

Free cash flow:
Net cash provided by operating activities				$24.5
Less capital expenditures				(19.5)
Free cash flow				$5.0

Net debt (end of period):
Current portion of long-term debt				$1.3
Long-term debt				621.5
Total debt				622.8
Less cash and cash equivalents				(53.7)
Net debt				$569.1

Adjusted EBITDA:
Current quarter				$41.4
Three prior quarters				77.3
Adjusted EBITDA				$118.7

Net debt leverage (net debt divided by adjusted EBITDA)				4.8

	Nine months ended June 30, 2011
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$444.5	$263.8	$-	$708.3

Gross profit	$109.7	$73.4	$0.1	$183.2
Selling, general and administrative expenses	67.6	50.4	22.3	140.3
Restructuring expenses	1.2	1.2	-	2.4
Operating income (loss)	$40.9	$21.8	$(22.2)	40.5
Interest expense, net				49.0
Income tax benefit				(4.3)
Loss from continuing operations				(4.2)
Loss from discontinued operations, net of tax				(24.3)
Net loss				$(28.5)

Total net loss per diluted share:
Continuing operations				$(0.03)
Discontinued operations				(0.15)
Total net loss per diluted share				$(0.18)

Capital expenditures	$11.0	$4.4	$0.5	$15.9

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$40.9	$21.8	$(22.2)	$40.5
Restructuring	1.2	1.2	-	2.4
Adjusted operating income (loss)	42.1	23.0	(22.2)	42.9
Depreciation and amortization	35.7	10.9	0.6	47.2
Adjusted EBITDA	$77.8	$33.9	$(21.6)	$90.1

Adjusted operating margin	9.5%	8.7%	-	6.1%
Adjusted EBITDA margin	17.5%	12.9%	-	12.7%

Adjusted net income:
Net loss				$(28.5)
Discontinued operations, net of tax				24.3
Interest rate swap settlement costs, net of tax				3.7
Restructuring, net of tax				1.5
Adjusted net income				$1.0
Adjusted net income per diluted share				$0.01

Free cash flow:
Net cash used in operating activities				$(0.2)
Less capital expenditures				(15.9)
Free cash flow				$(16.1)

Net debt (end of period):
Current portion of long-term debt				$0.9
Long-term debt				692.1
Total debt				693.0
Less cash and cash equivalents				(45.7)
Net debt				$647.3

CONTACT:
Mueller Water Products, Inc.
Investor Contact:
Martie Edmunds Zakas, 770-206-4237
Sr. Vice President – Strategy, Corporate Development
& Communications
mzakas@muellerwp.com
or
Media Contact:
John Pensec, 770-206-4240
Sr. Director - Corporate Communications & Public Affairs
jpensec@muellerwp.com